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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 14, 2001
                                                         -----------------


                                 Netegrity, Inc.

             (Exact name of registrant as specified in its charter)




         Delaware                       1-10139                 04-2911320
----------------------------    -----------------------      ------------------
(State or other jurisdiction    (Commission File Number)       (IRS Employer
     of incorporation)                                       Identification No.)


    52 Second Avenue
       Waltham, MA                                          02451
  ---------------------                                  ----------
  (Address of principal                                  (Zip Code)
   executive offices)

       Registrant's telephone number, including area code: (781) 890-1700

                                       N/A
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)
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Item 2.           Acquisition or Disposition of Assets

      On December 14, 2001 (the "Effective Time"), Netegrity, Inc. ("Netegrity") completed its acquisition of DataChannel, Inc., a Washington corporation ("DataChannel"), pursuant to an Agreement and Plan of Merger dated October 24, 2001 by and among Netegrity, LKN Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Netegrity (the "Merger Subsidiary"), and DataChannel, as amended by the First Amendment to the Agreement and Plan of Merger, dated as of December 3, 2001 and the Second Amendment to the Agreement and Plan of Merger, dated as of December 7, 2001 (as amended, the "Merger Agreement").

      Pursuant to the Merger Agreement, the Merger Subsidiary merged with and into DataChannel at the Effective Time, whereupon DataChannel became a wholly-owned subsidiary of Netegrity (the "Merger"). In connection with the Merger, Netegrity issued an aggregate of 2,500,000 shares of its Common Stock, $.01 par value per share (the "Merger Shares") and paid a total of $15 million in cash in exchange for all of the outstanding shares of DataChannel capital stock. A total of 250,001 Merger Shares have been placed in escrow in accordance with the terms of a related escrow agreement to secure indemnification obligations of the DataChannel stockholders under the Merger Agreement. Netegrity has agreed to register with the Securities and Exchange Commission all of the Merger Shares for resale by the DataChannel stockholders within 60 days of the Effective Time.

      Netegrity paid the cash portion of the consideration for the acquired capital stock from its working capital. Netegrity expects to treat the Merger as a purchase for accounting purposes.

      Prior to the Merger, DataChannel was a provider of data management platform solutions designed to enable enterprises to gather, integrate, personalize and extend mission critical enterprise application and content to their employees, customers and business partners. Netegrity currently intends to continue DataChannel's use of the acquired assets constituting plant, equipment or other physical property.

      The terms of the Merger Agreement, including the amount of consideration paid by Netegrity, were determined pursuant to arms' length negotiations between Netegrity and DataChannel. Prior to the closing of the Merger, none of Netegrity, its affiliates, officers or directors, or any associate of any such officer or director, had any material relationship with DataChannel or any of the stockholders of DataChannel.

      The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is included as Exhibit 2.1 to this Current Report on Form 8-K.

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits.

      (a)   Financial Statement of Businesses Acquired.

      As of the date of filing of this Current Report on Form 8-K, it is impracticable for Netegrity to provide the financial statements required by this
Item 7(a). In accordance with Item
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7(a)(4) of Form 8-K, such financial statements will be filed by amendment to this Form 8-K no later than February 27, 2001.

      (b)   Pro Forma Financial Information.

      As of the date of filing of this Current Report on Form 8-K, it is impracticable for Netegrity to provide the pro forma financial information required by this Item 7(b). In accordance with Item 7(b)(2) of Form 8-K, such pro forma financial information will be filed by amendment to this Form 8-K no later than February 27, 2001.

      (c)   Exhibits.

      2.1 Agreement and Plan of Merger, dated as of October 24, 2001, by and among Netegrity, LKN Acquisition Corp. and DataChannel, as amended by the First Amendment to the Agreement and Plan of Merger, dated as of December 3, 2001 and by the Second Amendment to the Agreement and Plan of Merger, dated as of December 7, 2001.
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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2001                   NETEGRITY,  INC.

                                          By:   /s/ Charles Kroll
                                                ------------------
                                                Charles Kroll
                                                Vice President, Finance
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                                  EXHIBIT INDEX



Exhibit No.             Exhibit
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2.1                     Agreement and Plan of Merger, dated as of October 24,
                        2001, by and among Netegrity, Inc., LKN Acquisition
                        Corp., and DataChannel, Inc., as amended by the First
                        Amendment to the Agreement and Plan of Merger dated as of December 3, 2001 and by the Second Amendment to the Agreement and Plan of Merger, dated as of December 7, 2001.